                                    Exhibit 99.1

ADT Reports First Quarter 2024 Results

Strong 2024 momentum anchored by cash flow growth
Solid CSB revenue growth, up 5%, and segment Adjusted EBITDA, up 8%
Streamlined focus on innovation and growth in core consumer markets
Returned capital to shareholders through increased dividend and share repurchase

BOCA RATON, Fla., April 25, 2024 – ADT Inc. (NYSE: ADT), the most trusted brand in smart home and small business security, today reported results for the first quarter of 2024.

Financial highlights for the first quarter are listed below. Except for cash flow measures, prior period amounts have been recast to exclude ADT’s former commercial business, consistent with continuing operations GAAP presentation following the sale of the commercial business. Variances are on a year-over-year basis unless otherwise noted.

First Quarter 2024
•Total revenue of $1.2 billion with end-of-period recurring monthly revenue (RMR) up 3% to $353 million ($4.2 billion on an annualized basis)
•Consumer and Small Business (CSB) revenue of $1.2 billion, up 5% and segment Adjusted EBITDA of $638 million, up 8%
•Strong customer retention with gross revenue attrition of 13.1%
•GAAP income from continuing operations of $92 million, or $0.10 per diluted share, up $218 million
•Adjusted income from continuing operations of $151 million, or $0.16 per diluted share, up $56 million

“We are off to a strong start in 2024 with continued momentum in CSB segment revenue and Adjusted EBITDA as well as cash flow growth. During the quarter, we continued rolling out our new professionally installed ADT+ platform, positioning us to expand nationally in the coming months. We are excited about this new platform, related innovative use cases, and more diverse and flexible offerings for our customer base,” said ADT Chairman, President, and CEO, Jim DeVries. “Additionally, we continue to execute on our value creation and capital allocation strategy. We remain focused on driving significant cash flow while continuing to invest in growing and serving our customer base and returning capital to shareholders.”

BUSINESS HIGHLIGHTS
Foundation for Growth
•Strong RMR balance – End-of-period RMR balance was $353 million ($4.2 billion on an annualized basis), a 3% increase. More than 85% of CSB revenue was generated from this durable recurring revenue.
•Maintained strong customer retention and revenue payback – Trailing 12-month gross customer revenue attrition was 13.1% and revenue payback ended the first quarter of 2024 at 2.1 years.
•Solid CSB performance – CSB segment Adjusted EBITDA margin was 54%, up approximately 200 basis points, driven by strong execution and operational efficiencies.
Unlocking Shareholder Value
•Share repurchase – In March 2024, the Company repurchased 15 million shares of its common stock as part of its existing $350 million share repurchase authorization. This repurchase was concurrent with a secondary offering of 74.75 million shares (including the underwriters’ over-allotment option) of the Company’s common stock held by certain existing shareholders. Following this transaction, ADT ceased to be a “controlled company” under NYSE rules.
•Balance sheet fortification – On April 15, 2024, the Company redeemed the remaining $100 million of its First Lien Senior Secured Notes due 2024.
•Term Loan B repricing – On April 15, 2024, the Company completed a repricing of the $1.4 billion Term Loan B reducing borrowing costs by 25 basis points.
•Solar business exit – As previously announced in January 2024, the Company is exiting the residential solar business and is in the process of winding down its solar operations. The Company discontinued all sales and marketing activities during the first quarter and expects to discontinue substantially all field operations by the end of the second quarter.
Innovative Offerings, Unrivaled Safety and Premium Experience
•ADT+ platform for professional installation – The Company continued the phased rollout of the ADT+ platform, with planned geographic expansion throughout the year. With this rollout, customers will have next generation hardware and technology through a proprietary app which the Company believes will become the conduit for future innovative use cases and differentiation.
•ADT Home Security Program for State Farm – ADT’s program for State Farm customers is currently available in 13 states with expansion to four additional states later this year.
•Improved e-commerce capabilities – ADT enhanced its e-commerce shopping experience on ADT.com such that customers can more easily shop for individual products, configure system packages and complete purchases.

Progress on our ESG Journey
•ADT Safe Places Program partners – ADT’s corporate social responsibility program, ADT Safe Places, is positively impacting communities throughout the country with purposeful non-profit partnerships. In the first quarter, the ADT Safe Places program made $100,000 donations to new non-profit partners, Blacks in Green and Chicago CRED. ADT also donated $10,000 to the Red Cross to support recovery work in Baltimore following the collapse of the Francis Scott Key Bridge.

2024 FINANCIAL OUTLOOK
The Company is reiterating its financial guidance for 2024.

(in millions, except per share data)
CSB Total Revenue	$4,800 - $5,000
CSB Adjusted EBITDA	$2,525 - $2,625
Adjusted EPS	$0.60 - $0.70
Adjusted Free Cash Flow (including interest rate swaps)	$700 - $800
The Company is not providing forward-looking guidance for U.S. GAAP financial measures other than CSB Total Revenue or CSB Adjusted EBITDA (our segment profit measure) or a quantitative reconciliation to the most directly comparable GAAP measures for its non-GAAP financial guidance shown above because the GAAP measures cannot be reliably estimated and the reconciliations cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material. Please see "Non-GAAP Measures" for additional information.

The above measurements do not include restructuring or similar expenditures associated with winding down and exiting the solar business.

TOTAL COMPANY RESULTS (1)(2)

(in millions, except revenue payback, attrition, and per share data)	Three Months Ended March 31,
	2024	2023
	GAAP
Net cash provided by (used in):
Operating activities	$364	$307
Investing activities	$(300)	$(336)
Financing activities	$(75)	$(41)
Income (loss) from continuing operations	$92	$(127)
Income (loss) from continuing operations per share - basic	$0.10	$(0.14)
Income (loss) from continuing operations per share - diluted	$0.10	$(0.14)
	Non-GAAP Measures
Adjusted Free Cash Flow	$89	$—
Adjusted Free Cash Flow (including interest rate swaps)	$111	$16
Adjusted Income (Loss) from Continuing Operations	$151	$95
Adjusted Diluted Income (Loss) per share from Continuing Operations	$0.16	$0.11
	Other Measures
Trailing twelve-month revenue payback	2.1 years	2.1 years
Trailing twelve-month gross customer revenue attrition	13.1%	12.9%
End of period RMR	$353	$344
SEGMENT RESULTS (2)
CSB

	Three Months Ended March 31,
(in millions, except Adjusted EBITDA Margin)	2024	2023	$ Change	% Change
Monitoring and related services	$1,063	$1,029	$34	3%
Security installation, product, and other	127	104	23	22%
Total CSB revenue	$1,190	$1,132	$57	5%

Adjusted EBITDA	$638	$590	$48	8%
Adjusted EBITDA Margin (as a % of Total CSB Revenue)	54%	52%
Total CSB revenue was $1,190 million for the first quarter, up 5%. Monitoring and related services (M&S) revenue growth was driven by increased RMR balance. Security installation, product, and other revenue increased primarily from higher amortization of deferred subscriber acquisition revenue, along with a greater volume of transactions and higher installation revenue per unit under the customer-owned equipment ownership model.
CSB Adjusted EBITDA increased 8% to $638 million in the first quarter. These improvements were driven by continued recurring revenue growth and cost structure improvements.

Solar
Total Solar revenue for the first quarter was $20 million with an Adjusted EBITDA loss of $24 million as a result of the Company’s decision to exit the residential solar business.
During the first quarter, the Company also incurred charges associated with winding down and exiting the solar business of $75 million and cash expenditures of $11 million which have been excluded from the segment Adjusted EBITDA, Adjusted EPS, and Adjusted Free Cash Flow (including interest rate swaps). The Company expects to incur additional charges of up to $35 million and additional cash expenditures of approximately $40 million to $60 million.
BALANCE SHEET, CASH, AND LIQUIDITY

	Three Months Ended March 31,
(in millions)	2024	2023	$ Change	% Change
Net cash provided by (used in) operating activities	$364	$307	$57	19%
Adjusted Free Cash Flow	$89	$—	$89	N/M
Adjusted Free Cash Flow (including interest rate swaps)	$111	$16	$95	N/M
Net cash provided by operating activities during the first quarter was $364 million, up $57 million or 19%, and Adjusted Free Cash Flow (including the benefit of interest rate swaps) increased by $95 million versus the prior year period. During the first quarter, improved CSB operating profitability, lower payroll-related payments, and lower cash interest resulting from debt reduction, were partially offset by results of the commercial business included in the prior year.
During the quarter, the Company spent $300 million in net cash subscriber acquisition costs and invested $54 million in capital and software expenditures.
The Company returned $32 million to shareholders in dividends during the first quarter of 2024. Additionally, the Company paid approximately $93 million to repurchase and retire 15 million shares of common stock (at a price of $6.22 per share). As of March 31, 2024, approximately $257 million remains available for future repurchases under the Share Repurchase Plan.
The Company ended the first quarter with $4 million of cash and a $50 million drawn revolving credit balance.
On April 15, 2024, the Company redeemed the remaining $100 million of its First Lien Senior Secured Notes due 2024 and completed a repricing of the $1.4 billion Term Loan B reducing borrowing costs by 25 basis points. There are no other significant debt maturities until 2026.

DIVIDEND DECLARATION
Effective April 25, 2024, the Company’s Board of Directors declared a cash dividend of $0.055 per share to holders of the Company’s common stock and Class B common stock of record as of June 13, 2024. This dividend will be paid on July 9, 2024.

_____________________

(1)
All variances are year-over-year unless otherwise noted. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow (including interest rate swaps), Adjusted Income (Loss), Adjusted Diluted Income (Loss) per share (or, Adjusted EPS), Net Debt, and Net Leverage Ratio are non-GAAP measures. Refer to the “Non-GAAP Measures” section for the definitions of these terms and reconciliations to the most comparable GAAP measures. The operating metrics such as Gross Customer Revenue Attrition, Unit Count, RMR, Gross RMR Additions, and Revenue Payback are approximated as there may be variations to reported results in each period due to certain adjustments the Company might make in connection with the integration over several periods of acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include changes due to systems conversion or historical methodology differences in legacy systems. Results of the commercial business are presented as discontinued operations. Except for cash flow measures, and unless otherwise noted, amounts herein have been recast to reflect the results of the Company’s continuing operations.

(2)	Amounts may not sum due to rounding.

Conference Call
As previously announced, management will host a conference call at 10 a.m. ET today to discuss the Company’s first quarter 2024 results and lead a question-and-answer session. Participants may listen to a live webcast through the investor relations website at investor.adt.com. A replay of the webcast will be available on the website within 24 hours of the live event.
Alternatively, participants may listen to the live call by dialing 1-833-470-1428 (domestic) or 1-404-975-4839 (international), and providing the access code 271635. An audio replay will be available for two weeks following the call, and can be accessed by dialing 1-866-813-9403 (domestic) or 1-929-458-6194 (international), and providing the access code 213414.
A slide presentation highlighting the Company’s results will also be available on the Investor Relations section of the Company’s website. From time to time, the Company may use its website as a channel of distribution of material Company information. Financial and other material information regarding the Company is routinely posted on and accessible at investor.adt.com.
About ADT Inc.
ADT provides safe, smart and sustainable solutions for people, homes and small businesses. Through innovative offerings, unrivaled safety and a premium customer experience, all delivered by the largest networks of smart home security professionals in the U.S., we empower people to protect and connect to what matters most. For more information, visit www.adt.com.

Investor Relations:	Media Relations:
investorrelations@adt.com Tel: 888-238-8525	media@adt.com

Forward-Looking Statements
ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the Company’s exit of the residential solar business and the expected costs and benefits of such exit (the “ADT Solar Exit”); the repurchase of shares of the Company’s common stock under the authorized share repurchase program; the Company’s ability to reduce debt or improve leverage ratios, or to achieve or maintain its long-term leverage goals; the integration of the December 2023 strategic bulk purchase of customer accounts; the Company’s outlook and/or guidance, which includes total revenue and Adjusted EBITDA for the Consumer and Small Business (“CSB”) segment and Adjusted Diluted Income (Loss) per Share (“Adjusted EPS”) and Adjusted Free Cash Flow (including interest rate swaps) for total company; any stated or implied outcomes with regards to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this press release, including, among others, factors relating to uncertainties as to any difficulties with respect to the effect of the Commercial Divestiture and ADT Solar Exit on our ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; risks related to the Commercial Divestiture and ADT Solar Exit, including ADT’s business becoming less diversified and the possible diversion of management’s attention from ADT’s core CSB business operations; uncertainties as to our ability and the amount of time necessary to realize the expected benefits of the Commercial Divestiture and ADT Solar Exit, including the risk that the ADT Solar Exit may not be completed in a timely manner or at all; our ability to maintain and grow our existing customer base and to integrate the December 2023 strategic bulk purchase of customer accounts; activity in repurchasing shares of ADT’s common stock under the authorized share repurchase program; dividend rates or yields for any future quarter; and risks that are described in the Company’s Annual Report and its Quarterly Reports on Form 10-Q, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in those reports, and in our other filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data) (Unaudited)

	Three Months Ended March 31,
	2024	2023	$ Change	% Change
Revenue:
Monitoring and related services	$1,063	$1,029	$34	3%
Security installation, product, and other	127	104	23	22%
Solar installation, product, and other	20	145	(125)	(86)%
Total revenue	1,209	1,277	(68)	(5)%
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Monitoring and related services	155	162	(7)	(4)%
Security installation, product, and other	40	30	10	33%
Solar installation, product, and other	42	98	(57)	(58)%
Total cost of revenue	236	290	(54)	(19)%
Selling, general, and administrative expenses	398	393	5	1%
Depreciation and intangible asset amortization	334	362	(28)	(8)%
Merger, restructuring, integration, and other	45	16	30	N/M
Goodwill impairment	—	242	(242)	N/M
Operating income (loss)	195	(26)	221	N/M
Interest expense, net	(89)	(171)	82	(48)%
Other income (expense)	16	(1)	17	N/M
Income (loss) from continuing operations before income taxes and equity in net earnings (losses) of equity method investee	122	(198)	320	N/M
Income tax benefit (expense)	(31)	74	(105)	N/M
Income (loss) from continuing operations before equity in net earnings (losses) of equity method investee	92	(124)	216	N/M
Equity in net earnings (losses) of equity method investee	—	(3)	3	N/M
Income (loss) from continuing operations	92	(127)	218	N/M
Income (loss) from discontinued operations, net of tax	—	8	(8)	N/M
Net income (loss)	$92	$(119)	$210	N/M

Common Stock:
Income (loss) from continuing operations per share - basic	$0.10	$(0.14)
Income (loss) from continuing operations per share - diluted	$0.10	$(0.14)

Net income (loss) per share - basic	$0.10	$(0.13)
Net income (loss) per share - diluted	$0.10	$(0.13)

Weighted-average shares outstanding - basic	856	854
Weighted-average shares outstanding - diluted	918	854

Class B Common Stock:
Income (loss) from continuing operations per share - basic	$0.10	$(0.14)
Income (loss) from continuing operations per share - diluted	$0.10	$(0.14)

Net income (loss) per share - basic	$0.10	$(0.13)
Net income (loss) per share - diluted	$0.10	$(0.13)

Weighted-average shares outstanding - basic	55	55
Weighted-average shares outstanding - diluted	55	55
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions) (Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$4	$15
Restricted cash and restricted cash equivalents	115	115
Accounts receivable, net	387	390
Inventories, net	210	230
Prepaid expenses and other current assets	285	254
Total current assets	1,001	1,005
Property and equipment, net	261	283
Subscriber system assets, net	3,011	3,006
Intangible assets, net	4,844	4,877
Goodwill	4,904	4,904
Deferred subscriber acquisition costs, net	1,210	1,176
Other assets	712	713
Total assets	$15,944	$15,964

Liabilities and stockholders' equity
Current liabilities:
Current maturities of long-term debt	$322	$321
Accounts payable	260	294
Deferred revenue	252	264
Accrued expenses and other current liabilities	575	601
Total current liabilities	1,409	1,480
Long-term debt	7,567	7,523
Deferred subscriber acquisition revenue	1,976	1,915
Deferred tax liabilities	1,039	1,027
Other liabilities	217	230
Total liabilities	12,208	12,175

Total stockholders' equity	3,736	3,789
Total liabilities and stockholders' equity	$15,944	$15,964
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$92	$(119)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization	334	383
Amortization of deferred subscriber acquisition costs	55	47
Amortization of deferred subscriber acquisition revenue	(83)	(72)
Share-based compensation expense	8	16
Deferred income taxes	11	(70)
Provision for losses on receivables and inventory	61	26
Goodwill, intangible, and other asset impairments	20	243
Unrealized (gain) loss on interest rate swap contracts	(10)	33
Other non-cash items, net	21	29
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Deferred subscriber acquisition costs	(89)	(87)
Deferred subscriber acquisition revenue	66	74
Other, net	(121)	(195)
Net cash provided by (used in) operating activities	364	307

Cash flows from investing activities:
Dealer generated customer accounts and bulk account purchases	(118)	(116)
Subscriber system asset expenditures	(141)	(159)
Purchases of property and equipment	(41)	(59)
Proceeds (payments) from interest rate swaps	(2)	—
Other investing, net	1	(2)
Net cash provided by (used in) investing activities	(300)	(336)

Cash flows from financing activities:
Proceeds from long-term borrowings	95	600
Proceeds from receivables facility	66	64
Proceeds (payments) from interest rate swaps	24	16
Repurchases of common stock	(93)	—
Repayment of long-term borrowings, including call premiums	(57)	(607)
Repayment of receivables facility	(58)	(44)
Dividends on common stock	(32)	(32)
Payments on finance leases	(7)	(11)
Other financing, net	(12)	(26)
Net cash provided by (used in) financing activities	(75)	(41)

Cash and cash equivalents and restricted cash and restricted cash equivalents:
Net increase (decrease)	(11)	(70)
Beginning balance	130	374
Ending balance	$119	$304
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(in millions) (Unaudited)
Revenue by Segment

	Three Months Ended March 31,
(in millions)	2024	2023
CSB:
Monitoring and related services	$1,063	$1,029
Security installation, product, and other	127	104
Total CSB	$1,190	$1,132

Solar:
Solar installation, product, and other	$20	$145
Total Solar	$20	$145

Total Revenue	$1,209	$1,277
Adjusted EBITDA by Segment

	Three Months Ended March 31,
(in millions)	2024	2023
CSB	$638	$590
Solar	(24)	(11)
Total	$614	$579
Adjusted EBITDA Margin by Segment

	Three Months Ended March 31,
	2024	2023
CSB (as a % of Total CSB Revenue)	54%	52%
Solar (as a % of Total Solar Revenue)	(120)%	(7)%
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
ADT sometimes uses information (“non-GAAP financial measures”) that is derived from the consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
The following information includes definitions of the Company’s non-GAAP financial measures used in this release, reasons management believes these measures are useful to investors regarding the Company’s financial condition and results of operations, additional purposes, if any, for which management uses the non-GAAP financial measures, and limitations to using these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures. Each non-GAAP financial measure is presented following the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. In addition, computations of these non-GAAP measures may not be comparable to other similarly titled measures reported by other companies.
With regard to the Company’s financial guidance for 2024, the Company is not providing a quantitative reconciliation for forward-looking Adjusted EPS to GAAP diluted income (loss) per share from continuing operations and Adjusted Free Cash Flow (including interest rate swaps) to GAAP net cash provided by operating activities, which are the most directly comparable respective GAAP measures. These GAAP measures cannot be reliably predicted or estimated without unreasonable effort due to their dependence on future uncertainties, such as the adjustment of items used in the following reconciliations. Additionally, information not currently available to the Company about other adjusting items could have a potentially unpredictable and potentially significant impact on future GAAP financial results. CSB Adjusted EBITDA is the Company’s segment profit measure.
Unless otherwise noted, non-GAAP measures herein reflect the results of only the Company’s continuing operations. Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow (including interest rate swaps) reflect the results of both continuing and discontinued operations, which is consistent with the presentation of the GAAP measure net cash provided by (used in) operating activities.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow including interest rate swaps
The Company defines Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include accounts purchased through the Company’s network of authorized dealers or third parties outside of the Company’s authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.
The Company defines Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds from the Company’s consumer receivables facility; (ii) restructuring and integration payments; (iii) integration-related capital expenditures; and (iv) transaction costs and other payments or receipts that may mask operating results or business trends. Adjusted Free Cash Flow including interest rate swaps reflects Adjusted Free Cash Flow plus net cash settlements on interest rate swaps presented outside of net cash provided by (used in) operating activities.
The Company believes the presentations of these non-GAAP measures are appropriate to provide investors with useful information about the Company’s ability to repay debt, make other investments, and pay dividends. The Company believes the presentation of Adjusted Free Cash Flow is also a useful measure of the cash flow attributable to normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as the Company’s ability to repay other debt, make other investments, and pay dividends. Further, Adjusted Free Cash Flow including interest rate swaps is a useful measure of Adjusted Free Cash Flow inclusive of all cash interest.
There are material limitations to using these non-GAAP measures. These non-GAAP measures adjust for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. These non-GAAP measures are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted.
The non-GAAP measures in the table below include cash flows associated with both continuing and discontinued operations consistent with the applicable GAAP presentation on the Statement of Cash Flows.

	Three Months Ended March 31,
(in millions)	2024	2023
Net cash provided by (used in):
Operating activities	$364	$307
Investing activities	$(300)	$(336)
Financing activities	$(75)	$(41)

Net cash provided by (used in) operating activities	$364	$307
Dealer generated customer accounts and bulk account purchases	(118)	(116)
Subscriber system asset expenditures	(141)	(159)
Purchases of property and equipment	(41)	(59)
Free Cash Flow	65	(28)
Net proceeds from receivables facility	8	19
Restructuring and integration payments(1)	13	7
Integration-related capital expenditures	—	—
Transaction costs and other, net	2	2
Adjusted Free Cash Flow	89	—
Interest rate swaps presented outside operating activities(2)	22	16
Adjusted Free Cash Flow (including interest rate swaps)	$111	$16
Note: amounts may not sum due to rounding
_______________________
(1)During 2024, primarily includes costs related to the ADT Solar Exit. During 2023, primarily represents ADT Solar integration costs and restructuring activities.
(2)Includes net settlements related to interest rate swaps presented outside of net cash provided by (used in) operating activities.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted EBITDA from Continuing Operations (“Adjusted EBITDA”) and Adjusted EBITDA Margin from Continuing Operations (“Adjusted EBITDA Margin”)
The Company believes Adjusted EBITDA is useful to investors to measure the operational strength and performance of its business. The Company believes the presentation of Adjusted EBITDA is useful as it provides investors additional information about operating profitability adjusted for certain non-cash items, non-routine items the Company does not expect to continue at the same level in the future, as well as other items not core to its operations. Further, the Company believes Adjusted EBITDA provides a meaningful measure of operating profitability because the Company uses it for evaluating business performance, making budgeting decisions, and comparing company performance against other peer companies using similar measures.
The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items; (vii) impairment charges; and (viii) non-cash, non-routine, or other adjustments or charges not necessary to operate our business.
There are material limitations to using Adjusted EBITDA as it does not include certain significant items which directly affect income (loss) from continuing operations (the most comparable GAAP measure).
The discussion above is also applicable to Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended March 31,
(in millions)	2024	2023
Income (loss) from continuing operations	$92	$(127)
Interest expense, net	89	171
Income tax expense (benefit)	31	(74)
Depreciation and intangible asset amortization	334	362
Amortization of deferred subscriber acquisition costs	55	44
Amortization of deferred subscriber acquisition revenue	(83)	(70)
Share-based compensation expense	8	13
Merger, restructuring, integration and other(1)	45	16
Goodwill impairment(2)	—	242
Other solar exit costs(3)	38	—
Non-cash acquisition-related adjustments and other, net(4)	6	2
Adjusted EBITDA from continuing operations	$614	$579

Income (loss) from continuing operations to total revenue ratio	8%	(10)%
Adjusted EBITDA Margin (as percentage of Total Revenue)	51%	45%
Note: amounts may not sum due to rounding
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(1)During 2024, primarily includes $37 million of charges related to asset impairments and other write-offs, employee separation costs, and other charges related to the ADT Solar Exit. During 2023, includes restructuring costs primarily related to certain facility exits, as well as integration and third-party costs related to the strategic optimization of the Solar business operations following the ADT Solar acquisition.
(2)During 2023, represents goodwill impairment charges related to the Solar reporting unit.
(3)Includes other costs associated with the ADT Solar Exit, including charges of $19 million primarily associated with the disposition of the existing installation pipeline and $15 million associated with the write-down and disposition of inventory on hand.
(4)During 2024, primarily includes unrealized (gains) / losses related to interest rate swaps presented in other income (expense).

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted Income (Loss) from Continuing Operations (“Adjusted Income (Loss)”) and Adjusted Diluted Income (Loss) per Share from Continuing Operations (“Adjusted Diluted Income (Loss) per Share” or “Adjusted EPS”)
The Company defines Adjusted Income (Loss) as income (loss) from continuing operations adjusted for (i) merger, restructuring, integration, and other; (ii) share-based compensation expense; (iii) unrealized gains and losses on interest rate swap contracts not designated as hedges; (iv) impairment charges; (v) non-cash, non-routine, or other adjustments or charges not necessary to operate our business; and (vi) the impact these adjusted items have on taxes.
Adjusted Diluted Income (Loss) per share is Adjusted Income (Loss) divided by diluted weighted-average shares outstanding of common stock. When the control number for the GAAP calculation is negative, diluted weighted-average shares outstanding of common stock does not include the assumed conversion of Class B common stock and other potential shares, such as share-based compensation awards, to shares of common stock.
The Company believes Adjusted Income (Loss) and Adjusted Diluted Income (Loss) per share are benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although these measures may not be directly comparable to similar measures reported by other companies.
There are material limitations to using these measures, as they do not reflect certain significant items which directly affect income (loss) from continuing operations and related per share amounts (the most comparable GAAP measures).

	Three Months Ended March 31,
(in millions, except per share data)	2024	2023
Income (loss) from continuing operations	$92	$(127)
Merger, restructuring, integration, and other(1)	45	16
Goodwill impairment(1)	—	242
Share-based compensation expense	8	13
Interest rate swaps, net(2)	(10)	33
Other solar exit costs(1)	38	—
Non-cash acquisition-related adjustments and other, net	—	2
Tax impact on adjustments(3)	(21)	(83)
Adjusted Income (Loss) from continuing operations	$151	$95

Weighted-average shares outstanding - diluted(4):
Common Stock	918	854
Class B Common Stock	55	55

Income (loss) per share from continuing operations - diluted:
Common Stock	$0.10	$(0.14)
Class B Common Stock	$0.10	$(0.14)

Adjusted Diluted Income (Loss) per share(5)	$0.16	$0.11
Note: amounts may not sum due to rounding.
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(1)Refer to the footnotes to the reconciliation of Adjusted EBITDA to income (loss) from continuing operations.
(2)Primarily includes the unrealized (gain) or loss on interest rate swaps not designated as cash flow hedges.
(3)Represents the statutory rate, inclusive of the federal statutory rate, which reflects the tax impact of the Company’s filing posture in combined, unitary, and separate reporting states. The Company’s state tax profile varies by state.
(4)Refer to the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for further discussion regarding the computation of diluted weighted-average shares outstanding of common stock.
(5)Calculated as Adjusted Income (Loss) divided by diluted weighted-average shares outstanding of common stock.